Exhibit 10.13 BAKKT HOLDINGS, INC. 2021 OMNIBUS EMPLOYEE INCENTIVE PLAN PERFORMANCE UNIT AGREEMENT NOTICE OF PERFORMANCE UNIT GRANT Unless otherwise defined herein, the terms defined in the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Plan”) will have the same meanings in this Performance Unit Agreement which includes the Notice of Performance Unit Grant (the “Notice of Grant”), the Terms and Conditions of Performance Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”). Grantee Name: ______________________________ The undersigned Grantee has been granted an Award of Performance Units (“PSUs”), subject to the terms and conditions of the Plan and this Award Agreement, as follows: Grant Number: ______________________________ Date of Grant: ______________________________ Vesting Commencement Date: ______________________________ Total Target Number of PSUs: ______________________________ Total Maximum Number of PSUs: ______________________________ Vesting Schedule: Vesting Date(s): This Award shall vest on the date(s) set forth on Exhibit B subject to the satisfaction of the terms and conditions described in the exhibits (including all schedules subject thereto).

- 2 - By Grantee’s signature and the signature of the representative of the Company below, Grantee and the Company agree that this Award of PSUs is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Performance Unit Grant attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Grantee acknowledges receipt of a copy of the Plan. Grantee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan or this Award Agreement. Grantee further agrees to notify the Company upon any change in Grantee’s residence address indicated below. GRANTEE BAKKT HOLDINGS, INC. ____________________________________ ____________________________________ Signature Signature ____________________________________ ____________________________________ Print Name Print Name ____________________________________ Title Grantee Residence Address: ____________________________________ ____________________________________ ____________________________________ ____________________________________

EXHIBIT A BAKKT HOLDINGS, INC. 2021 OMNIBUS EMPLOYEE INCENTIVE PLAN PERFORMANCE UNIT AGREEMENT TERMS AND CONDITIONS OF PERFORMANCE UNIT GRANT 1. Grant of PSUs. The Company hereby grants to the individual (“Grantee”) named in the Notice of Performance Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of PSUs, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 3.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. 2. Company’s Obligation to Pay. Each PSU represents the right to receive a share of Company Class A Common Stock (a “Share”) on the date it vests. Unless and until a PSU has vested in the manner set forth in Section 3 or 4, Grantee will have no right to payment of any such PSU. Prior to actual payment of any vested PSUs, such PSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. 3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the PSUs awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Committee between Grantee and the Company or any Subsidiary of the Company, as applicable, governing the terms of this Award, PSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Grantee will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. 4. Payment after Vesting. (a) General Rule. Subject to Section 7, any PSUs that vest will be paid to Grantee (or in the event of Grantee’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(c), such vested PSUs shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Grantee be permitted, directly or indirectly, to specify the taxable year of payment of any PSUs payable under this Award Agreement. (b) Discretionary Acceleration. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested PSUs at any time, subject to the terms of the Plan. If so accelerated, such PSUs will be considered as having vested as of the date specified by the Administrator. (c) Section 409A.

-2- (i) If Grantee is a U.S. taxpayer, the payment of Shares vesting pursuant to this Award Agreement (including any discretionary acceleration under Section 4(b)) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence. (ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the PSUs is accelerated in connection with the termination of Grantee’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Administrator), other than due to Grantee’s death, and if (x) Grantee is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated PSUs will result in the imposition of additional tax under Section 409A if paid to Grantee on or within the six (6) month period following the cessation of Grantee’s status as a Service Provider, then the payment of such accelerated PSUs will not be made until the date six (6) months and one (1) day following the date of cessation of Grantee’s status as a Service Provider, unless Grantee dies following his or her termination as a Service Provider, in which case, the PSUs will be paid in Shares to Grantee’s estate as soon as practicable following his or her death. (iii) It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PSUs provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). To the extent necessary to comply with Section 409A, references to termination of Grantee’s status as a Service Provider, termination of employment, or similar phrases will be references to Grantee’s “separation from service” within the meaning of Section 409A. In no event will the Company or any Subsidiary of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Grantee (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A. 5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Committee between Grantee and the Company or any of its Subsidiaries, as applicable, governing the terms of this Award, if Grantee ceases to be a Service Provider for any or no reason, the then-unvested PSUs awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Grantee will have no further rights thereunder. 6. Death of Grantee. Any distribution or delivery to be made to Grantee under this Award Agreement, if Grantee is then deceased, will be made to Grantee’s designated beneficiary, or if no beneficiary survives Grantee, the administrator or executor of Grantee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

-3- 7. Tax Obligations. (a) Responsibility for Taxes. Grantee acknowledges that, regardless of any action taken by the Company or, if different, Grantee’s employer or any parent or Subsidiary of the Company to which Grantee is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the PSUs, including, without limitation, (i) all federal, state, and local taxes (including Grantee’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee, (ii) Grantee’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the PSUs or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Grantee has, or has agreed to bear, with respect to the PSUs (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Grantee’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Grantee further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Grantee’s liability for Tax Obligations or achieve any particular tax result. Further, if Grantee is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Grantee acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. (b) Tax Withholding. Pursuant to such procedures as the Committee may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by: (i) paying cash in U.S. dollars, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Grantee may elect if permitted by the Committee, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Grantee’s wages or other cash compensation paid to Grantee by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Grantee owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Grantee may elect if permitted by the Committee, if such greater amount would not result in adverse financial accounting consequences), (v) selling a sufficient number of such Shares otherwise deliverable to Grantee, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Grantee may elect if permitted by the Committee, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”), or (vi) such other means as the Committee deems appropriate. If the Withholding Obligations are satisfied by withholding in Shares, for tax

-4- purposes, Grantee is deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Withholding Obligations. To the extent determined appropriate by the Committee in its discretion, the Committee will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Grantee for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Grantee agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Grantee in accordance with procedures the Company may specify from time to time. (c) Tax Consequences. Grantee has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Grantee relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement. (d) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Grantee any Shares unless and until arrangements satisfactory to the Committee have been made for the payment of Grantee’s Withholding Obligations. If Grantee fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable PSUs otherwise are scheduled to vest pursuant to Sections 3 or 4 or Grantee’s Withholding Obligations otherwise become due, Grantee permanently will forfeit such PSUs to which Grantee’s Withholding Obligation relates and any right to receive Shares thereunder and such PSUs will be returned to the Company at no cost to the Company. Grantee acknowledges and agrees that the Company may permanently refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due. 8. Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. 9. No Guarantee of Continued Service. Grantee acknowledges and agrees that the vesting of the PSUs pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider through the applicable vesting dates, which unless provided otherwise under applicable law, is at the will of the applicable Service Recipient and not through the act of being hired, being granted this PSU award, or acquiring Shares hereunder. Grantee further acknowledges and agrees that this Award

-5- Agreement, the transactions contemplated hereunder, and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and shall not interfere in any way with Grantee’s right or the right of any Service Recipient to terminate Grantee’s relationship as a service provider, subject to applicable law, which termination, unless provided otherwise under applicable law or written agreement between Grantee and the Service Recipient, may be at any time, with or without cause. 10. Grant is Not Transferable. Except to the limited extent provided in Section 6, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. 11. Nature of Grant. In accepting this Award of PSUs, Grantee acknowledges, understands and agrees that: (a) the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past; (b) all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Administrator; (c) Grantee is voluntarily participating in the Plan; (d) the PSUs and the Shares subject to the PSUs are not intended to replace any pension rights or compensation; (e) the PSUs and the Shares subject to the PSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (f) the future value of the Shares underlying the PSUs is unknown, indeterminable, and cannot be predicted with certainty; (g) for purposes of the PSUs, Grantee’s status as a Service Provider will be considered terminated as of the date Grantee is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is a Service Provider or the terms of Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Committee, Grantee’s right to vest in the PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Grantee is a

-6- Service Provider or the terms of Grantee’s employment or service agreement, if any, unless Grantee is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of this Award of PSUs (including whether Grantee may still be considered to be providing services while on a leave of absence and consistent with local law). Further, for the avoidance of doubt, Grantee shall not be entitled to any pro rata vesting of any PSUs should Grantee’s status as a Service Provider cease before the PSUs have fully vested (e.g., if Grantee’s status as a Service Provider ceases on March 1 before all of the PSUs have vested, Grantee shall not be entitled to any vesting of the PSUs that were scheduled to vest on the immediately following vesting date of March 10); (h) unless otherwise provided in the Plan or by the Committee in its discretion, the PSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (i) the following provisions apply only if Grantee is providing services outside the United States: (i) the PSUs and the Shares subject to the PSUs are not part of normal or expected compensation or salary for any purpose; (ii) Grantee acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to Grantee pursuant to the settlement of the PSUs or the subsequent sale of any Shares acquired upon settlement; and (iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from the termination of Grantee’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is a Service Provider or the terms of Grantee’s employment or service agreement, if any), and in consideration of the grant of the PSUs to which Grantee is otherwise not entitled, Grantee irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. 12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the Shares underlying the PSUs. Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan. 13. Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Award Agreement and any other PSU grant materials by and among, as applicable, the Service Recipients for

-7- the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. Grantee understands that the Company and the Service Recipient may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Grantee understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Grantee authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant Grantee PSUs or other equity awards or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative. 14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Bakkt Holdings, Inc., 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009, or at such other address as the Company may hereafter designate in writing. 15. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, successors and assigns. The rights and obligations of Grantee under this Award Agreement may be assigned only with the prior written consent of the Company.

-8- 16. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the PSUs as the Committee may establish from time to time for reasons of administrative convenience. 17. Language. If Grantee has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 18. Interpretation. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. Neither the Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement. 19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs awarded under the Plan or future PSUs that may be awarded under the Plan by electronic means or require Grantee to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. 20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. 21. Amendment, Suspension or Termination of the Plan. By accepting this Award, Grantee expressly warrants that he or she has received an Award of PSUs under the Plan, and has received, read and understood a description of the Plan. Grantee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Committee at any time. 22. Country Addendum. Notwithstanding any provisions in this Award Agreement, the PSU grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Grantee and this Award of PSUs (as determined by the Committee in its sole discretion) (the “Country Addendum”). Moreover, if Grantee

-9- relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Award Agreement. 23. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of PSUs. 24. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances. 25. Governing Law; Severability. This Award Agreement and the PSUs are governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect. 26. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits, appendices, and addenda attached to the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee. * * *

EXHIBIT B PERFORMANCE VESTING TERMS The PSUs will vest according to the Company’s performance against two metrics, which are weighted on a 50/50 basis, set forth below. The Company’s performance will be measured at the end of each calendar year, and up to one-third of the total PSU award will vest according to the table below, and subject to the “catch-up” provision described below. Transacting Accounts: Fifty percent (50%) of the PSUs will vest according to the Company’s performance against the following “Transacting Accounts” targets: Performance vs. Target Payout 2022 Target 2023 Target 2024 Target <25% of Target None >25% but <100% of Target Ratable according to Company’s performance against Target (i.e., from 25% to 99%) 100% of Target 100% 6,000,000 12,000,000 18,000,000 >100% of Target Ratable according to Company’s performance against Target, but capped at 150% payout Net Revenue: The other fifty percent (50%) of the PSUs will vest according to the Company’s performance against the following “Net Revenue” targets: Performance vs. Target Payout 2022 Target 2023 Target 2024 Target <25% of Target None >25% but <100% of Target Ratable according to Company’s performance against Target (i.e., from 25% to 99%) 100% of Target 100% $ 55,000,000 $ 224,000,000 $ 357,000,000 >100% of Target Ratable according to Company’s performance against Target, but capped at 150% payout Catch-Up: At the end of the three-year measurement period, the Company’s performance against the two target metrics will be measured. As to each such metric, if (and only if) the Company has exceeded the relevant metric, then:

• As to year 3, the portion of the PSU award that vests shall remain calculated according to the table; and • A “catch-up” amount of the PSU award, equal to the number of PSUs required to bring the year 1 and year 2 PSUs vested to 100% for such years, shall be added; however, these additional catch-up units will vest as of the end of the three-year measurement period. For clarity, the catch-up shall be separately calculated as to each such metric, and may be triggered as to both metrics, one, or none. (continued on next page)

Example Assume a total PSU award of 3,000 PSUs. According to the 50/50 weighting, over the three-year measurement period, 1,500 PSUs are allocated to the Transacting Accounts metric, and 1,500 PSUs are allocated to the Net Revenue metric. 2022 Goal 2022 Performance 2022 Percentage vs. Target Percentage of 2022 PSUs Vesting Number of PSUs Vesting for 2022 Performance Percentage of PSUs Vesting After Catch-Up Additional Number of PSUs Vesting After Catch- Up Total Number of PSUs Vesting After Catch-Up Transacting Accounts 6,000,000 2,000,000 33% 33% 167 167 Net Revenue $ 55,000,000 $ 55,000,000 100% 100% 500 100% 0 500 2023 Goal 2023 Performance 2023 Percentage vs. Target Percentage of 2023 PSUs Vesting Number of PSUs Vesting for 2023 Performance Transacting Accounts 12,000,000 9,000,000 75% 75% 375 375 Net Revenue $ 224,000,000 $ 156,800,000 70% 70% 350 100% 150 500 2024 Goal 2024 Performance 2024 Percentage vs. Target Percentage of 2024 PSUs Vesting Number of PSUs Vesting for 2024 Performance Transacting Accounts 18,000,000 16,000,000 89% 89% 445 445 Net Revenue $ 357,000,000 $ 400,000,000 112% 112% 560 560 2,547 Catch-up Goal Performance vs. Catch-up Goal Transacting Accounts 18,000,000 16,000,000 Net Revenue $ 357,000,000 $ 400,000,000 Total Units Vested Before Catch-Up 80% 2,397 Catch-Up Units Added 150 Total Percentage of PSUs Vested After Catch-Up 85% 2,547